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                                                                  EXHIBIT 23(D)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-65431 of First Chicago NBD Corporation on Form S-3 of our report dated January 17, 1995, appearing in the Annual Report on Form 10-K of NBD Bancorp, Inc. for the year ended December 31, 1994, and appearing in the Current Report on Form 8-K of First Chicago Corporation dated July 21, 1995. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Detroit, Michigan

January 30, 1996